UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

        CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
       Date of Report (Date of earliest event reported): December 14, 2004


                        Commission File Number 001-31921


                      Compass Minerals International, Inc.
             (Exact name of registrant as specified in its charter)

         Delaware                                               36-3972986
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                           Identification Number)


                               8300 College Blvd.
                             Overland Park, KS 66210
                                 (913) 344-9200
          (Address of principal executive offices and telephone number)


                                       N/A
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02 Departure Of Directors Or Principal Officers; Election Of Directors; Appointment of Principal Officers

     Effective December 14, 2004, the Board of Directors of Compass Minerals International, Inc. (the "Corporation") appointed Perry W. Premdas to the Board of Directors of the Corporation. Mr. Premdas, formerly the chief financial officer of Celanese AG and a member of its board of management, was appointed to a term expiring at the Corporation's 2006 Annual Meeting of Shareholders. Mr. Premdas will serve on the board's audit and compensation committees. There are no arrangements or understandings between Mr. Premdas and any other persons pursuant to which Mr. Premdas was selected as a director. There have been no transactions since the beginning of the Corporation's last fiscal year, or any proposed transactions, to which the Corporation or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000 and in which Mr. Premdas, or any member of his immediate family, has or will have a direct or indirect material interest.

     On December 15, 2004, the Corporation issued a press release announcing that Mr. Premdas has been appointed to the Board. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.


Item 9.01 Financial Statements and Exhibits

(c)  Exhibits:

Exhibit No.           Document
-----------           --------
99.1                  Press Release disseminated on December 15, 2004 by Compass
                      Minerals International, Inc.


                                   SIGNATURES

     Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            COMPASS MINERALS INTERNATIONAL, INC.

Date: December 15, 2004                     /s/ Rodney L. Underdown
                                            ------------------------------------
                                            Rodney L. Underdown
                                            Chief Financial Officer